THIS  ASSIGNMENT  OF  LEASE  made  for  reference  the  31st day of August, 2001


BETWEEN

RAH  MEDIA  VENTURES CORPORATION, a British Columbia company with its registered
--------------------------------
and  records  office at #610 - 938 Howe Street, Vancouver, British Columbia, V6Z
1N9

           (hereinafter  called  "the  Assignor")
                                                               OF THE FIRST PART
AND

RRUN  VENTURES  NETWORK  INC.with  an  office  situated  at  62 West 8th Avenue,
-----------------------------
Vancouver,  British  Columbia  V5Y  1M7
-------

          (hereinafter  called  "the  Assignee")
                                                              OF THE SECOND PART

AND

KWONG  HOLDINGS LTD., a British Columbia company with its registered and records
--------------------
office  at  #907 - 1030 West Georgia Street, Vancouver, British Columbia V6E 2Y3

          (hereinafter  called  "the  Lessor")
                                                               OF THE THIRD PART


WHEREAS:

By an Indenture of Lease dated for reference the 9th day of November, 1999, and made between Kwong Holdings Ltd. as Lessor, and Rah Media Ventures Corporation as Lessee, the Lessor therein did demise unto the Lessee therein the demised premises thereinafter described to hold from the 3rd day of December, 1999, for the term of THREE (3) YEARS and TWENTY-NINE (29) DAYS, subject to the Lessee's covenants therein contained, at the monthly rental as follows:

The sum of $0 per month from and including December 3, 1999 to and including December 31, 1999;

The sum of $3,620.63 shall be paid on or before the 1st day of January, 2000 and a like sum shall be paid on the first day of each and every consecutive month thereafter, up to and including the 1st day of December, 2000;

The sum of $3,927.47 shall be paid on or before the 1st day of January, 2001 and a like sum shall be paid on the first day of each and every consecutive month thereafter, up to and including the 1st day of December, 2001;

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

The sum of $4,234.30 shall be paid on or before the 1st day of January, 2002 and a like sum shall be paid on the first day of each and every consecutive month thereafter, up to and including the 1st day of December, 2002;


The Assignor has agreed to assign to the Assignee with the consent of the Lessor, the unexpired portion of the Lease.

NOW THIS INDENTURE WITNESSETH that in consideration of ONE ($1.00) Dollar now paid by the Assignee to the Assignor (the receipt of which is hereby acknowledged) the Assignor DOES GRANT and ASSIGN unto the Assignee that portion of, all and singular that certain parcel or tract of land and premises situate, lying and being in the

     City of Vancouver, PID #015-548-597; Lot 3, Except the South 20 feet now lane, Block 49 District Lot 200A Plan 197 and known for municipal purpose as 62 West 8th Avenue, Vancouver, British Columbia together with the residue unexpired of the said term, and the said Lease, and all the benefits and advantages to be derived therefrom:

To hold the same unto the Assignee, henceforth for and during the residue of the term thereby granted, and for all the other estate, term and interest (if any) of the Assignor therein, subject to the payment of the rent and the performance of the Lessee's covenants and agreements in the said Lease reserved and contained.

The  Assignor  does  hereby  covenant  and  agree  with  the  Assignee

(a) that notwithstanding any act of his, the said Lease is a good, valid and subsisting lease,
(b)     that  the rents thereby reserved have been fully paid up to the 31st day
of  August     ,  2001,
(c) that the covenants and conditions contained therein have been duly performed by the Assignor up to the date hereof,
(d) that the Assignor has good right to assign the said Lease and the lands and premises in the manner aforesaid,
(e) that subject to the payment of the rent and the performance of the Lessee's covenants, it shall be lawful for the Assignee, peaceably and quietly, to hold, occupy and enjoy the said lands and premises hereby assigned during the residue of the term granted by the said Lease, without any interruption by the Assignor or any person claiming under him, free from all charges and encumbrances whatsoever,
(f) that he, the Assignor, and all persons lawful claiming under him, will, at all times hereafter, at the request of and at the cost of the Assignee, assign and confirm to the Assignee the said lands and premises for the residue of the said term as the said Assignee shall reasonably require.

The  Assignee  does  hereby  covenant  and  agree  with  the  Assignor

(a) that it will, from time to time, pay the rent and observe and perform the Lessee's covenants and conditions in the said Lease reserved and contained,
(b) that it will save harmless the Assignor from all losses and expenses in respect of the non-observance or non-performance of the said covenants and conditions or any of them.

AND IT IS EXPRESSLY AGREED between the parties hereto that all grants, covenants, provisos and agreements, rights, powers, privileges and liabilities contained herein shall be read and held as made by and with, granted to and imposed upon, the respective parties hereto, and their respective heirs, executors, administrators, successors and assigns the same as if the words heirs, executors, administrators, successors and assigns had been inscribed in all proper and necessary places; AND wherever the singular or the masculine is used herein, the same shall be construed as meaning the plural or feminine or the body politic or corporate where the context or the parties hereto so require, and where a party is more than one person, all covenants shall be deemed to be joint and several.

     IN WITNESS WHEREOF the Assignor has hereunto set his hand and seal the day and year first above written, and where the Assignor is a corporate entity, the corporate seal was affixed in the presence of its duly authorized officers.


RAH  MEDIA  VENTURES                  )
CORPORATION  by  its  authorized      )
signatory                             )
                                      )
/S/ RAY A. HAWKINS                    )
________________________________      )
Name:     RAY  A.  HAWKINS            )
                                      )

RRUN  VENTURES                        )
NETWORK  INC.  by  its                )
authorized  signatory                 )
                                      )
                                      )
/S/ EDWIN KWONG                       )
________________________________      )
Name:    EDWIN  KWONG                 )
                                      )

KWONG  HOLDINGS  LTD.,
hereby  consent  to  this  Assignment  of  Lease


/S/ JERRY KWONG
________________________________
Name:     JERRY  KWONG
     Authorized  Signatory  for  Kwong  Holdings  Ltd.



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